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[SEAL-LOGO]                                                      Exhibit 4.15
Prescribed by
Bob Taft, Secretary of State                           Approved______________
                                                       Date__________________
Form LCA (July 1994)                                   Fee   $85.00



                            ARTICLES OF ORGANIZATION

                (Under Section 1705.04 of the Ohio Revised Code)
                           Limited Liability Company)

         The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised code, do hereby state the following:

FIRST:    The name of said limited liability company shall be
                                                             ------------------

                        Everflow Management Limited, LLC
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(the name must include the words "limited liability company", "limited", "Ltd"
or "Ltd.")

SECOND:   This limited liability company shall exist for a period of

Perpetual, subject to dissolution
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THIRD:    The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

                              585 West Main Street
                ----------------------------------------------------
                           (street or post office box)

                         Canfield               OH          44406
                ----------------------------------------------------
                (city, village or township)  (state)      (zip code)

[ ]  Please check this box if additional provisions are attached hereto

     Provisions attached hereto are incorporated herein and made a part of these articles of organizations.

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FOURTH:   PURPOSE (OPTIONAL)


IN WITNESS WHEREOF, we have hereunto subscribed our names, this 5th day of March, 1999


Signed:  /s/ William A. Siskovic        Signed:
       ------------------------------          ------------------------------
Signed:  /s/ Thomas L. Korner           Signed:
       ------------------------------          ------------------------------
Signed:                                 Signed:
       ------------------------------          ------------------------------


(If insufficient space for all signatures, please attach a separate sheet containing additional signatures)

                                  INSTRUCTIONS

1. The fee for filing Articles of Organization for a limited liability company is $85.00.

2. Articles will be returned unless accompanied by a written appointment of agent signed by all or a majority of the members of the limited liability company which must include a written acceptance of the appointment by the named agent.

3.       A limited liability company must be formed by a minimum of two persons.

4. Any other provisions that are from the operating agreement or that are not inconsistent with applicable Ohio law and that the members elect to set out in the articles for the regulation of the affairs of the limited liability company may be attached.



                      (Ohio Revised Code Section 1705.04)